Exhibit 10.1

DEBT FORGIVENESS AND CONTRIBUTION AGREEMENT

This Debt Forgiveness and Contribution Agreement (this “Agreement”) is executed by Myseum, Inc., a Nevada corporation (“MYSE”), and RPM Interactive, Inc., a Nevada corporation (the “Company”), effective as of December 11, 2025 (the “Extinguishment Date”).

W I T N E S S E T H

WHEREAS, since June 16, 2022, MYSE, a company that is currently an approximate 34% owner of the Company has provided advances for working capital to the Company, and the current amount payable by the Company to MYSE is $5,202,132, subject to final adjustment upon closing of books (the “Indebtedness”);

WHEREAS, effective as of the Extinguishment Date, the Indebtedness was extinguished pursuant to the contribution described in Section 1 hereof.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Contribution and Extinguishment of Indebtedness. Pursuant to a contribution to the Company, MYSE and the Company irrevocably, unconditionally, and for no payment or consideration issued by the Company caused to be extinguished all Indebtedness that was owed by the Company to MYSE and that was outstanding at the Extinguishment Date.

2.	Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, representations, understandings and arrangements, whether written or oral.

4.	Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada applicable to contracts executed and to be performed wholly within such state without giving effect to the choice of law principles of such state.

5.	Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile, “pdf” or equivalent format), each of which when so executed and delivered shall be deemed an original and which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

MYSE:

Myseum,, Inc., a Nevada corporation

/s/ Darin Myman
Darin Myman, Chief Executive Officer

COMPANY:

RPM Interactive, Inc., a Nevada corporation

By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chairman

[Signature Page to Debt Forgiveness and Contribution Agreement]